Exhibit 3.1
                            ARTICLES OF INCORPORATION
                                       OF
                     EXPLOSIVE FINANCIAL OPPORTUNITIES, INC.





1. Name of Corporation      Explosive Financial Opportunities, Inc.


2. Resident Agent Name      Daryn P. Fleming
   and Street Address       10624 S. Eastern Avenue, Suite A-1, Henderson,
                            Nevada 89052


3. Shares                   Number of shares
                            with par value:   100,000,000      Par value: $.0001


4. Names, Addresses,        The First Board of Directors/Trustees shall consist
   Number of board of       of 3 members whose names and addresses are as
   Directors/Trustees       follows:

                            Daryn P. Fleming
                            10624 S. Eastern Avenue, Suite A-1, Henderson, NV 89052

                            Sandra Nether
                            2432 S. LaCosta Drive, Santa Maria, CA  93455

                            Darrel Nether
                            2432 S. LaCosta Drive, Santa Maria, CA  93455


5. Purpose                  The purpose of this Corporation shall be:


6. Other Matters            Number of additional pages attached: ______________


7. Names, Address and       Daryn P. Fleming
   Signatures of           /s/ Daryn P. Fleming
   Incorporators:          2432 S. LaCosta Drive, Santa Maria, CA  93455


8. Certificate of          I, Daryn P. Fleming, hereby accept appointment as
   Acceptance              Resident Agent for the above named corporation.
   of Appointment of
   Resident Agent:         /s/ Daryn P. Fleming                 October 13, 2000
                           -----------------------------        ----------------
                           Signature of Resident Agent           Date


  This form must be accompanies by appropriate fees. See attached fee schedule

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
              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
               (Pursuant to NRS 78.380 - Before Issuance of Stock)
                             - Remit in Duplicate -


1.       Name of corporation: Explosive Financial Opportunities, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

         Name change from Explosive Financial Opportunities, Inc. to International Broadcasting corporation

         Shares authorized from 100,000,000 to 200,000,000 with a par value of $.0001.

3. The undersigned declare that they constitute at least two-thirds of the incorporators (check) (X) , or of the board of directors (check) _____.

4. The date upon which the original articles of incorporation were filed with the Secretary of State: 10/13/2000

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6.       Signatures:


/s/ Sandra Nether                                      /s/ Daryn P. Fleming
-----------------------------------------              -------------------------
Signature                                              Signature




IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.


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
                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                     INTERNATIONAL BROADCASTING CORPORATION

         Pursuant to the Nevada Revised Statutes, the undersigned, President of INTERNATIONAL BROADCASTING CORPORATION (the "Corporation"), does hereby certify:

         FIRST: That pursuant to a Written Consent of the Board of Directors and Shareholders of said Corporation, on May 3, 2001, the Directors and Shareholders approved the amendment to the Corporation's Articles of Incorporation as follows:

         Article 3 of the Articles of Incorporation is amended to read in its entirety as follows:

                                    ARTICLE 3

                                     SHARES

                  The maximum number of capital stock that this Corporation shall be authorized to issue and have outstanding at any one time shall be two hundred and ten million (210,000,000) shares which are to be divided into two classes as follows:

                  Two hundred million (200,000,000) shares of Common Stock with a par value of $.0001 per share and ten million (10,000,000) shares of Preferred Stock at a par value of $.0001 per share. Series of the Preferred Stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of preferred stock as adopted by the Board of Directors and Shareholders pursuant to the authority in this paragraph given.

         SECOND: The foregoing amendment was adopted by Written Consent of the Directors and Shareholders of the Corporation on May 3, 2001, which shares consenting and voted represented all of the total issued and outstanding capital stock of the Corporation entitled to vote. Therefore, the number cast for the amendment to the Corporation's Articles of Incorporation was sufficient for approval.

         IN WITNESS WHEREOF, the undersigned, being the President of this Corporation, has executed these Articles of Amendment as of May 3, 2001.

                                          INTERNATIONAL BROADCASTING CORPORATION

                                                    /s/ Daryn P. Fleming
                                                    ----------------------------
                                                    Daryn P. Fleming
                                                    President, CEO, and Director




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